Exhibit 99.1

Ascent Industries Reports First Quarter 2025 Results
Schaumburg, Illinois, May 12, 2025 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production of specialty chemicals and industrial tubular products, is reporting its results for the first quarter ended March 31, 2025.

First Quarter 2025 Summary1

(in millions, except per share and margin)	Q1 2025	Q1 2024	Change
Net Sales	$24.7	$28.0	(11.8)%
Gross Profit	$4.8	$2.3	108.7%
Gross Profit Margin	19.4%	8.2%	1120bps
Net Loss	($1.0)	$(5.5)	(81.8)%
Diluted Loss per Share	($0.10)	$(0.37)	(73.0)%
Adjusted EBITDA	$0.8	$(2.7)	+$3.5M
Adjusted EBITDA Margin	3.4%	(9.6)%	1300bps
______________
1On April 4, 2025, the Company closed on a transaction to sell substantially all of the assets of Bristol Metals, LLC (“BRISMET”). As a result, financial results from BRISMET have been categorized into discontinued operations.

Management Commentary
“In Q1 2025, we built on our 2024 self‑help initiatives to double gross profit to $4.8 million and expand gross margin by 1,120 basis points to 19.4%, even as net sales held at $24.7 million,” said Ascent CEO Bryan Kitchen. Despite muted demand, our disciplined focus on product-mix optimization, cost management and operational rigor drove Specialty Chemicals Adjusted EBITDA to $2.0 million from a $0.3 million loss and lifted Tubular Products Adjusted EBITDA to $1.3 million, pushing margins toward 20%.

“As we shift from stabilization to growth mode, our team’s disciplined execution is already creating a robust pipeline of high-quality, organic growth opportunities. Although post‑election dynamics can provide additional tailwinds, it’s our strengthened foundation, clear strategy, disciplined operating model and exceptional talent that will carry Ascent toward a predictable, reliable, and profitable business model delivering durable value for our shareholders..”

First Quarter 2025 Financial Results
Net sales from continuing operations were $24.7 million compared to $28.0 million in the first quarter of 2024. The decline was a result of lower volume within both segments partially offset by increased pricing with specialty chemicals.

Gross profit from continuing operations increased 108.7% to $4.8 million, or 19.4% of net sales, compared to $2.3 million, or 8.2% of net sales, in the first quarter of 2024. The increase was primarily driven by continued cost management, improved strategic sourcing, and continued product line optimization.

Net loss from continuing operations improved to ($1.0) million, or ($0.10) diluted loss per share compared to a net loss from continuing operations of ($5.5) million, or ($0.37) diluted loss per share, in the first quarter of 2024.

Adjusted EBITDA increased to $0.8 million compared to $(2.7) million in the first quarter of 2024, with adjusted EBITDA margin increasing to 3.4% compared to (9.6)% in the prior year period. The improvement was primarily driven by the aforementioned cost and product mix optimization initiatives.

Segment Results
Ascent Chemicals – net sales totaled $17.8 million, compared to $20.3 million in Q1 2024, reflecting a 12.3% decrease. This was the anticipated result of a purposeful shift in product mix that began in 2024, which focused on building a more rateable, predictable and profitable book of business. While this shift led to a decrease in volume, it was offset by higher average selling prices, driving improved profitability in line with our long-term margin enhancement goals. Operating income in the first quarter improved significantly to $0.8 million compared to an operating loss of ($1.4) million in the prior year period. Adjusted EBITDA in the first quarter increased significantly to $2.0 million compared to $(0.3) million in the prior year period. As a percentage of segment net sales, adjusted EBITDA increased significantly to 11.0% compared to (1.4)% in the first quarter of 2024.

Ascent Tubular – net sales from continuing operations in the first quarter of 2025 were $6.9 million compared to $7.7 million in the first quarter of 2024. Operating income from continuing operations in the first quarter increased significantly to $1.0 million compared to an operating loss from continuing operations of ($0.1) million in the prior year period, reflecting reductions in material and labor costs. Adjusted EBITDA from continuing operations in the first quarter increased significantly to $1.3 million compared to $0.3 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA increased significantly to 19.0% compared to 3.5% in the first quarter of 2024.

On April 4, 2025, the Company closed on the sale of substantially all of the assets of Bristol Metals, LLC. ("BRISMET") for a transaction price of $45 million in cash, subject to working capital and other closing adjustments. The sale of BRISMET leaves ASTI as the only remaining asset in the Tubular segment of Ascent.

Liquidity
As of March 31, 2025, the Company had $14.3 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $53.3 million in availability under its revolving credit facility. On April 4, 2025, the Company entered into an amended credit facility associated with the BRISMET transaction reducing its maximum revolving loan commitment. As of April 4, 2025, the Company had $18.8 million of remaining availability under it credit facility.

For the quarter ended March 31, 2025, the Company repurchased 16,822 shares at an average cost of $12.73 per share for approximately $0.2 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2025.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Monday, May 12, 2025
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay via the webcast registration link above here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in the production of specialty chemicals and stainless steel tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Ralf Esper
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$14,272	$16,098
Accounts receivable, net of allowance for credit losses of $1,169 and $427, respectively	17,200	14,447
Inventories	10,681	9,529
Prepaid expenses and other current assets	1,975	1,453
Current assets of discontinued operations	45,524	41,544
Total current assets	89,652	83,071
Property, plant and equipment, net	19,213	19,802
Right-of-use assets, operating leases, net	27,813	28,225
Intangible assets, net	6,678	7,009
Deferred charges, net	297	309
Other non-current assets, net	860	855
Long-term assets of discontinued operations	8,029	7,979
Total assets	$152,542	$147,250

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$8,989	$7,290
Accrued expenses and other current liabilities	6,344	3,828
Current portion of note payable	97	369
Current portion of operating lease liabilities	1,566	1,513
Current portion of finance lease liabilities	330	334
Current liabilities of discontinued operations	13,047	8,946
Total current liabilities	30,373	22,280
Long-term portion of operating lease liabilities	29,638	30,039
Long-term portion of finance lease liabilities	939	1,015
Deferred income taxes	386	320
Other long-term liabilities	50	51
Total non-current liabilities	31,013	31,425
Total liabilities	$61,386	$53,705

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,068,406 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,335	47,339
Retained earnings	42,626	44,919
	101,046	103,343
Less: cost of common stock in treasury - 1,016,697 and 1,012,513 shares, respectively	(9,890)	(9,798)
Total shareholders' equity	91,156	93,545
Total liabilities and shareholders' equity	$152,542	$147,250
Note: The condensed consolidated balance sheets at December 31, 2024 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales
Tubular Products	$6,897	$7,656
Specialty Chemicals	17,835	20,296
	24,732	27,952
Operating income (loss) from continuing operations
Tubular Products	1,004	(54)
Specialty Chemicals	754	(1,439)
All Other	(795)	(160)

Corporate
Unallocated corporate expenses	(1,995)	(2,690)
Acquisition costs and other	(3)	—
Total Corporate	(1,998)	(2,690)
Operating loss	(1,035)	(4,343)
Interest expense, net	115	127
Other, net	(148)	(119)
Loss from continuing operations before income taxes	(1,002)	(4,351)
Income tax benefit	—	(585)
Loss from continuing operations	(1,002)	(3,766)
Loss from discontinued operations, net of tax	(1,291)	(1,727)
Net loss	$(2,293)	$(5,493)

Net loss per common share from continuing operations
Basic	$(0.10)	$(0.37)
Diluted	$(0.10)	$(0.37)

Net loss per common share from discontinued operations
Basic	$(0.13)	$(0.17)
Diluted	$(0.13)	$(0.17)

Net loss income per common share
Basic	$(0.23)	$(0.54)
Diluted	$(0.23)	$(0.54)

Average shares outstanding
Basic	10,076	10,094
Diluted	10,076	10,094

Other data:
Adjusted EBITDA[1]	$844	$(2,674)
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(2,293)	$(5,493)
Loss from discontinued operations, net of tax	(1,291)	(1,727)
Net loss from continuing operations	(1,002)	(3,766)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	1,099	1,087
Amortization expense	331	367
Amortization of debt issuance costs	28	25
Deferred income taxes	—	(585)
(Reduction of) provision for losses on accounts receivable	(384)	275
Non-cash lease expense	29	40
Stock-based compensation expense	118	204
Changes in operating assets and liabilities:
Accounts receivable	(2,369)	(1,964)
Inventories	(1,151)	3,828
Other assets and liabilities	(346)	(78)
Accounts payable	1,495	1,193
Accrued expenses	1,941	(121)
Accrued income taxes	(51)	79
Net cash (used in) provided by operating activities - continuing operations	(262)	584
Net cash used in operating activities - discontinued operations	(438)	(321)
Net cash (used in) provided by operating activities	(700)	263
Investing activities
Purchases of property, plant and equipment	(322)	(238)
Net cash used in investing activities - continuing operations	(322)	(238)
Net cash used in investing activities - discontinued operations	(248)	(67)
Net cash used in investing activities	(570)	(305)
Financing activities
Borrowings from credit facilities	44,571	50,950
Payments on credit facilities	(44,571)	(50,950)
Payments on note payable	(271)	(271)
Principal payments on finance lease obligations	(80)	(75)
Repurchase of common stock	(215)	(163)
Net cash used in financing activities - continuing operations	(566)	(509)
Net cash used in financing activities - discontinued operations	—	(1)
Net cash used in financing activities	(566)	(510)
Decrease in cash and cash equivalents	(1,836)	(552)
Less: Cash and cash equivalents of discontinued operations	—	10
Cash and cash equivalents, beginning of period	16,108	1,841
Cash and cash equivalents, end of period	$14,272	$1,299

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
($ in thousands)	2025	2024
Consolidated
Net loss from continuing operations	$(1,002)	$(3,766)
Adjustments:
Interest expense, net	115	127
Income taxes	—	(585)
Depreciation	1,099	1,084
Amortization	331	367
EBITDA	543	(2,773)
Acquisition costs and other	237	—
Stock-based compensation	35	55
Non-cash lease expense	29	41
Retention expense	—	3
Adjusted EBITDA	$844	$(2,674)
% sales	3.4%	(9.6)%

Specialty Chemicals
Net income (loss)	$738	$(1,458)
Adjustments:
Interest expense, net	16	19
Depreciation	962	954
Amortization	153	169
EBITDA	1,869	(316)
Acquisition costs and other	92	—
Stock-based compensation	—	7
Non-cash lease expense	9	19
Specialty Chemicals Adjusted EBITDA	$1,970	$(290)
% segment sales	11.0%	(1.4)%

Tubular Products
Net income (loss) from continuing operations	$1,004	$(54)
Adjustments:
Interest expense, net	1	—
Depreciation	121	109
Amortization	178	198
EBITDA	1,304	253
Stock-based compensation	—	5
Non-cash lease expense	5	10
Tubular Products Adjusted EBITDA	$1,309	$268
% segment sales	19.0%	3.5%